/Mercury Proprietary/No Tech Data/ FIRST AMENDMENT TO PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT GRANTED TO CHRISTOPHER CAMBRIA UNDER THE MERCURY SYSTEMS, INC. 2018 STOCK INCENTIVE PLAN This First Amendment (“Amendment”), with respect to awards of performance-based restricted stock (“Restricted Stock”) previously granted by Mercury Systems, Inc. (the “Company”) to Christopher Cambria (the “Grantee”) under the Mercury Systems, Inc. 2018 Stock Incentive Plan (the “Plan”), is dated as of January 25, 2024. WHEREAS, on August 17, 2023, the Company granted awards of Restricted Stock under the Plan to the Grantee, the terms of which are governed by an award agreement (the “Award Agreement”); and WHEREAS, the Company desires to amend the Award Agreement to provide for the prorated vesting, subject to actual performance, of the shares of Restricted Stock awarded thereunder in the event of the Grantee’s qualified termination of employment; and WHEREAS, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them under the Award Agreement. NOW, THEREFORE: 1. Amendment to Award Agreement. Mercury does hereby amend Section 4(a)(i) of the Award Agreement to read as follows: the number of Target Shares hereunder shall be prorated based on the portion of the vesting period covered from the Grant Date through February 28, 2025; 2. Continuation of Award Agreement. Except as stated herein, the terms of the Award Agreement shall continue in full force and effect. IN WITNESS WHEREOF, the Company has duly executed this Amendment as of the date first set forth above. MERCURY SYSTEMS, INC. By: Steve Ratner Title: Chief Human Resources Officer